                                                                   Exhibit 10.33


Lot:        022.00
Block:      01.00
Section:    0400-268.00
County:     Suffolk


--------------------------------------------------------------------------------


                  SUFFOLK COUNTY INDUSTRIAL DEVELOPMENT AGENCY
                                  (Mortgagor)

                                      and

                           MELVILLE BIOLOGICS, INC.
                                   (Company)

                                       to

                                  MILES INC.
                                  (Mortgagee)


                 ---------------------------------------------

                          MORTGAGE, SECURITY AGREEMENT
                               AND FIXTURE FILING

                 ---------------------------------------------

     Dated: As of February 15, 1995


     Property Location:  155 Duryea Road
                         Melville, New York 11747


     RECORD AND RETURN TO:

     Eckert Seamans Cherin & Mellott
     600 Grant Street, 42nd Floor
     Pittsburgh, PA 15219
     Attention: Marcia L. Grimes, Esq.

                MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING


     MADE as of the 15th day of February, 1995, by SUFFOLK COUNTY INDUSTRIAL DEVELOPMENT AGENCY, a public benefit corporation organized and existing under the laws of the State of New York, having an office at 220 Rabro Drive, Post Office Box 6100, Hauppauge, New York 11788-0099 ("Mortgagor") and by MELVILLE BIOLOGICS, INC., a Delaware corporation (the "Company"), having an address of 155 Duryea Road, Melville, New York 11747, in favor of MILES INC., an Indiana corporation (along with its successors and assigns, the "Mortgagee"), having an address of One Mellon Center, 53rd Floor, 500 Grant Street, Pittsburgh, Pennsylvania 15219-2507.


                                  WITNESSETH
                                  ----------


     WHEREAS, Title 1 of Article 18-A of the General Municipal Law of the State of New York was duly enacted into law as Chapter 1030 of the Laws of 1969 of the State of New York (the "State"), as amended, together with Chapter 675 of the Laws of 1975 of the State, as amended (the "Act"); and

     WHEREAS, the Act authorizes the creation of industrial development agencies for the benefit of the several counties, cities, villages and towns in the State and to empower such agencies, among other things, to acquire, construct, reconstruct, lease, improve, maintain, equip and sell land and any building or other improvement, and all real and personal properties, including, but not limited to, machinery and equipment deemed necessary in connection therewith, whether or not now in existence or under construction, which shall be suitable for manufacturing, warehousing, research, commercial, recreation or industrial facilities, including industrial pollution control facilities, in order to advance job opportunities, health, general prosperity and the economic welfare of the people of the State and to improve their standard of living; and

     WHEREAS, Mortgagor is the owner in fee simple of a certain tract or parcel of land situate in the Town of Huntington, Village of Melville, Suffolk County, State of New York, as more fully described in Exhibit A attached hereto and made a part hereof, together with the improvements now or hereafter erected thereon, which land and improvements Mortgagor acquired from the Company simultaneously herewith; and

     WHEREAS, PNC Bank, National Association ("PNC") has made a loan in the original principal amount of Ten Million Dollars ($10,000,000) to the Company (the "PNC Loan") pursuant to a Letter Agreement and a Term Note (collectively, the "PNC Loan Documents"); and

     WHEREAS, Mortgagee, as security for the PNC Loan, has granted in favor of PNC a Guaranty of even date herewith (the "Guaranty"); and

     WHEREAS, in consideration of Mortgagee's granting the Guaranty to PNC for the benefit of the Company, the Company has executed and delivered to Mortgagee a Reimbursement and Security Agreement of even date herewith as the same may be amended, modified or replaced from time to time (the "Reimbursement Agreement"); and

     WHEREAS, Company is granting this Mortgage to Mortgagee to secure its obligations under the Reimbursement Agreement; and

     WHEREAS, pursuant to and in accordance with the provisions of the Act, Mortgagor was created and is empowered under the Act to grant this Mortgage to Mortgagee; and

     WHEREAS, the Company and Mortgagee have entered into an Agreement for Custom Processing ("Processing Agreement") dated as of February 7, 1995, pursuant to which Mortgagor has agreed to process and fractionate certain quantities of Miles Input as defined in the Processing Agreement (hereinafter "Processing and Fractionation Operation"); and

     WHEREAS, the Company and Mortgagee have entered into a Lease Agreement (the "Lease") and a Sublease Agreement (the "Sublease"), each dated as of February 7, 1995 with respect to the Property hereinafter described; and

     WHEREAS, Mortgagor and the Company have entered into that certain (i) Lease Agreement (the "IDA Lease") pursuant to which Mortgagor leases the Property (as defined below) to the Company and (ii) Payment-In-Lieu-of-Tax Agreement, each dated as of February 15, 1995.

     NOW, THEREFORE, in consideration of Mortgagee's granting the Guaranty and for the purpose of securing the payment and performance by the Company of the Obligations as defined in the Reimbursement Agreement, and in furtherance of Mortgagor's purposes under the Act, Mortgagor and the Company, intending to be legally bound hereby, do hereby give, grant, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, deposit, pledge, set over and confirm unto Mortgagee and do agree that Mortgagee shall have a security interest in the following described property, all accessions and additions thereto, all substitutions therefor and replacements and proceeds thereof, and all revisions and remainders of such property (collectively, the "Mortgaged Property") now owned or held or hereafter acquired, to wit:

               (i) Mortgagor's fee simple estate and the Company's ownership interest and leasehold estate in the premises described in Exhibit A, together with all of the easements, rights of way, privileges, liberties, hereditaments, gores, streets, alleys, passages, ways, waters, watercourses, rights and appurtenances thereunto belonging or appertaining and all of the estate, right, title, interest, claim and demand whatsoever of Mortgagor and the Company therein and in the public streets and ways adjacent thereto, either in law or in equity, in possession or expectancy (collectively, the "Realty");

               (ii) the structures and buildings, and all additions and improvements thereto, now or hereafter erected upon the Realty (collectively, the "Improvements");

               (iii) all machinery, apparatus, equipment, fittings, appliances, building materials (to the extent they are fixtures) and all other fixtures of every kind and nature whatsoever, and regardless of whether the same may now or hereafter be attached or affixed to the Realty or Improvements, including, without limitation, all electrical, antipollution, heating, lighting, incinerating, power, air conditioning, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating and communication machinery, apparatus, equipment, fittings, appliances and fixtures, and all engines, pipes, pumps, tanks, motors, conduits, ducts, compressors, elevators and escalators, and all articles of personal property and goods of every kind and nature whatsoever, now or hereafter affixed to, attached to, placed upon, or used or usable in any way in connection with the use, enjoyment, occupancy or operation of the Realty or Improvements to the extent that an interest in any of the foregoing property arises under applicable real property law (collectively, the "Equipment") (the Realty, the Improvements and the Equipment are hereinafter sometimes referred to collectively as the "Property");

               (iv) all leases (including but not limited to the Mortgagor's and the Company's interests as Lessor and Lessee, respectively, under the IDA Lease) and other agreements now or hereafter in existence relating to the use, occupancy or possession of the Property, or any part thereof, and all right, title and interest of Mortgagor and/or the Company thereunder, including cash and securities deposited thereunder to secure performance by the tenants of their obligations thereunder, and including further, the right to receive and collect the rents thereunder and all guaranties thereof (collectively, the "Leases"). Notwithstanding anything to the contrary herein, Mortgagor has reserved unto itself and has not given, granted, bargained, sold, warranted, alienated, remitted, released, conveyed, assigned, transferred, mortgaged, hypothecated, deposited, pledged, set over or confirmed unto Mortgagee nor granted a security interest to Mortgagee in any right, title, interest in, to or under the IDA Lease with respect to payments or reimbursements of whatever kind to be made to Mortgagor, liability insurance for the benefit of Mortgagor, indemnifications of or running to Mortgagor, obligations by the Company running to Mortgagor for performance of Mortgagor's obligations, or the rights of Mortgagor to declare Events of Default thereunder or to take any action to enforce any of its rights or remedies under the IDA Lease, all of which shall be considered personal to Mortgagor (the "Retained Rights"), and such Retained Rights shall continue to be the duties, obligations and liabilities of the Company and shall not be construed as to impose any duties or obligations on or be liabilities of Mortgagee or Mortgagee's interest in the Mortgaged Property;

               (v) all revenues, income, rents, issues and profits of the Property (collectively, the "Rents") including all proceeds of the conversion, voluntary or involuntary, of the Property, or any part thereof, into cash or liquidated claims, including proceeds of insurance and condemnation awards;

               (vi) all Mortgagor's and/or the Company's rights and interests in all agreements now or hereafter in existence providing for or relating to the maintenance, operation or management of the Property or any part thereof, and any amendments, renewals and replacements thereof; to the extent permitted by the relevant authorities, all licenses, permits and approvals for the ownership, maintenance, operation, use and occupancy of the Property, or any part thereof and any amendments, renewals and replacements thereof; all Mortgagor's and/or the Company's rights and interests in all warranties and guaranties from contractors, subcontractors, suppliers and manufacturers to the maximum extent permissible relating to the Property or any part thereof; all insurance policies covering or affecting the Property or any part thereof (collectively, the "Other Property").

     TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, its successors and assigns, to its own use forever in accordance with the provisions hereof.

     PROVIDED ALWAYS, that if all the obligations secured hereby shall be paid in full, and the Company shall abide by and comply with each and every covenant contained herein and in the Reimbursement Agreement, then this Mortgage and the estate hereby granted shall cease, terminate and become void.

     Notwithstanding anything contained in this Mortgage or the Reimbursement Agreement to the contrary, the maximum amount of principal indebtedness secured by this Mortgage at the time of execution hereof or which under any contingency may become secured by this Mortgage at any time hereafter is Ten Million Dollars ($10,000,000) plus (a) taxes, charges or assessments which may be imposed by law upon the Mortgaged Property (as hereinafter defined); (b) premiums on insurance policies covering the Mortgaged Property; (c) expenses incurred in upholding the lien of this Mortgage, including, but not limited to (i) the expenses of any litigation to prosecute or defend the rights and lien created by this Mortgage;
(ii) any amount, cost or charges to which the Mortgagee becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority and (iii) interest at the rate set forth in the PNC Loan Documents, provided that (b), (c)(i) and (c)(ii) are advanced by Mortgagee as a result of an Event of Default by the Company.

     AND MORTGAGOR AND THE COMPANY hereby warrant, covenant and agree as follows (provided that each of Mortgagor and the Company warrants, covenants and agrees only with respect to the warranties, covenants and agreements of each and not of the other):

     1. Warranty of Title and Authorization.
        -----------------------------------

         (a) The Company warrants that Mortgagor has good and marketable title to an estate in fee simple absolute in the Realty and Improvements, free and clear of all liens and encumbrances, except for the Permitted Liens (as hereinafter defined) and that this Mortgage is a valid and enforceable lien on the Mortgaged Property subject only to those matters set forth in the First American Title Insurance Company of New York Title Insurance Policy issued under Commitment No. 141-S-6382-AMD dated November 1, 1994 and redated February 28, 1995, and to such other items to which Mortgagee may have consented in writing (the "Permitted Liens"). The Company shall preserve such title as it warrants herein and the validity and priority of the lien hereof and shall forever warrant and defend the same to Mortgagee against the claims of all persons and parties whomsoever.

         The Company warrants that it has a valid leasehold estate in the Realty and the Improvements, free and clear of all liens and encumbrances, except for Permitted Liens.

         (b) Mortgagor represents and warrants that (i) it is duly established and validly existing under the provisions of the Act, (ii) it has full legal right, power and authority to execute this Mortgage and (iii) this Mortgage has been duly authorized, executed and delivered by Mortgagor.

         (c) The Company represents and warrants that (i) it is duly organized and validly existing; (ii) it has full power and lawful authority to execute this Mortgage and that such execution is in accordance and compliance with all requirements of law and any agreement to which it is a party or by which it or its property is bound, and is in furtherance of its purposes; (iii) the PNC Loan will be used for business purposes; (iv) the Mortgaged Property is not located in an area identified by the Secretary of Housing and Urban Development having special flood hazards; and (v) to the best of its knowledge, the Mortgaged Property is not in an area in which an Indian Nation is making a claim in Court based on the title of such area being owned by such Nation.

     2. Legal Requirements. The Company shall promptly comply with and conform
        ------------------
to or cause to be complied with and conformed to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every duly constituted governmental authority or agency having jurisdiction over the Mortgaged Property and all covenants, restrictions and conditions which may be applicable to Mortgagor and/or the Company or to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property (collectively, the "Legal Requirements"), even if such compliance necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Mortgaged Property; provided, however, that the Company's failure to so comply shall not constitute an Event of Default hereunder if such failure would not have a material adverse effect on Mortgagor and/or the Company or the Mortgaged Property.

     3. Impositions. Before interest or penalties are due thereon and otherwise
        -----------
before the same shall become delinquent, the Company shall pay and discharge, or cause to be paid or discharged, all taxes of every kind and nature (including real and personal property taxes on the Mortgaged Property, income, franchise, withholding, profits and gross receipts taxes, any tax imposed directly or indirectly on Mortgagee (but not including income taxes) with respect to the Mortgaged Property or this Mortgage, the value of the equity of Mortgagor and/or the Company therein, or the indebtedness evidenced by the Reimbursement Agreement), all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments, levies, permits, inspection and license fees, all mortgages and other liens which may be permitted by Mortgagee, all water and sewer rents and charges, or payments in lieu of such taxes, assessments or water and sewer rents and charges, and all other charges and liens whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against Mortgagor and/or the Company or any of the Mortgaged Property or arising in respect of the occupancy, use or possession thereof; provided, however, that if by law any of the foregoing may be paid in installments (whether or not interest shall accrue on the unpaid balance thereof the Company may pay the same in installments (together with interest accrued on the unpaid balance thereof as the same respectively become due, before any fine, penalty or cost attaches thereto. The Company shall comply in all respects with all agreements, mortgages, covenants, and restrictions now or hereafter affecting the Realty or Improvements; provided, however, that the Company's failure to so comply shall not constitute an Event of Default hereunder if such failure would not have a material adverse effect on Mortgagor, the Company or the Mortgaged Property. The obligations referred to in this Section are hereinafter collectively referred to as the "Impositions".

     If the Company shall fail to timely pay or perform any of the Impositions, Mortgagee may, after having given twenty (20) days' prior notice to the Company, pay or perform the same, and add the amount so paid or the cost incurred to the indebtedness evidenced by the Reimbursement Agreement, and all such amounts shall on demand be due and payable, together with interest thereon from the date of such demand at the rate set forth in the PNC Loan Documents.

     Nothing in this Section 3 shall require the payment or discharge of any Imposition so long as the Company shall, after complying with each of the following conditions, in good faith and at its own expense, contest the same or the validity thereof by appropriate legal proceedings diligently pursued. Before commencing any such proceedings, the Company shall: (i) notify Mortgagee in writing of its intent to do so; (ii) ascertain that such proceedings will operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy the same; and (iii) provide security reasonably satisfactory to Mortgagee assuring the discharge of the Company's obligation under this Section 3 and of any additional interest, charge, penalty, or expense arising from or incurred as a result of such contest. Notwithstanding the foregoing, if at any time payment of any Imposition shall become necessary to prevent a lien foreclosure sale of the Mortgaged Property or any portion thereof because of nonpayment of such Imposition, then the Company shall pay the same in sufficient time to prevent the foreclosure sale.

     4. Insurance. The Company shall maintain insurance on the Improvements and
        ---------
Equipment in amounts and coverages as required under the Reimbursement Agreement, and all policies and renewals thereof shall name Mortgagee as additional insured or loss payee, as appropriate, and shall provide for no amendment or termination without fifteen (15) days' prior written notice to Mortgagee and shall contain a standard New York Lender endorsement. Mortgagee shall, at its option, apply insurance proceeds to (i) the restoration of the Improvements and Equipment, or (ii) the reduction of the indebtedness evidenced by the Reimbursement Agreement.

         Notwithstanding the foregoing, in the event an insured loss or damage occurs, the replacement cost of which is determined by the insurer to be less than One Hundred Thousand Dollars ($100,000) and there exists no Event of Default hereunder, then Mortgagee, after deducting its reasonable costs and expenses (including, without limitation, all adjusters' fees and expenses and reasonable attorneys' fees and expenses), shall disburse the net insurance proceeds to the Company, and the Company shall promptly use the same to repair or replace the Improvements and Equipment, and shall upon completion thereof deliver to Mortgagee a release of liens as described in Section 4(f) hereof. In the event an insured loss or damage occurs, the replacement cost of which is determined by the insurer to exceed One Hundred Thousand Dollars ($100,000), and there exists no Event of Default hereunder, then Mortgagee, after deducting its reasonable costs and expenses, as aforesaid, agrees with respect to such insured loss or damage that the Company will be permitted to apply the net insurance proceeds to the repair or rebuilding of the Improvements and Equipment in accordance with the following terms:

         (a) the net insurance proceeds shall be deposited in an account at a bank reasonably acceptable to Mortgagee which shall require the signature of Mortgagee alone for any disbursement;

         (b) the plans, specifications, engineering reports, construction contracts, subcontracts, and related documents for the repair, restoration, and replacement work shall have been approved by Mortgagee, which approval shall not be unreasonably withheld or delayed and which approval may be based on factors such as whether the work described therein, when completed, would cause the Improvements and Equipment to be fully repaired, replaced, or restored so that it will be returned as nearly as possible to the value, character, and condition that existed immediately prior to the loss or damage so that the Improvements and Equipment continue to be an architecturally cohesive, integrated, economically viable commercial real estate project in full compliance with all Legal Requirements and with the same use as existed immediately prior to such loss or damage;

         (c) the Company shall deliver to Mortgagee its budget of the cost for such repair, restoration, and replacement, and, prior to the commencement of any work and from time to time thereafter as the estimated remaining cost may be revised, the Company must deposit in the account into which the net insurance proceeds were deposited pursuant to Section 4(a) above a sum equal to the amount by which the estimated remaining cost of such repair, restoration, and replacement work exceeds the balance of that account, if at all;

         (d) the Company and Mortgagee shall cooperate to jointly determine the amount necessary to complete such repair, restoration, and replacement work; provided, however, if the parties are unable to agree, Mortgagee's reasonable determination shall prevail. Any funds disbursed by Mortgagee through the account shall be in accordance with normal and usual construction loan draw procedures;

         (e) after approval of the plans and specifications, the Company must begin work promptly and thereafter diligently prosecute construction in order to complete all work within such reasonable time frame as may be prescribed by Mortgagee; provided, however, if such construction is delayed by acts of God or other forces beyond the control of the Company, the time for completion shall be extended accordingly;

         (f) a full and final release of liens with respect to all repair, restoration, or replacement work is delivered to Mortgagee from all contractors, materialmen, and subcontractors and/or partial releases of liens with respect to all sums advanced from such account;

         (g) upon the satisfaction of all of the foregoing conditions, any excess funds and/or accrued interest in such savings account shall be disbursed to the Company; and

         (h) during any construction, repair, restoration, or replacement of any Improvements, the Company shall obtain and keep in effect a standard builder's risk insurance policy with extended coverage for the replacement cost of the Improvements, with a noncontributing mortgagee clause and nonsurrender, noncancellation, nonmodification clause, and such insurance shall be written in such manner and by such companies as are approved by Mortgagee, which approval shall not be unreasonably withheld or delayed. During any construction, repair, restoration, or replacement of any Improvements, the Company shall cause all contractors and subcontractors (including Mortgagor or the company if either acts as a contractor) to obtain and keep in effect workers' compensation insurance to the full extent required by applicable laws. Such workers' compensation insurance shall also cover all employees of each contractor and subcontractor. Upon demand, the Company shall provide evidence satisfactory to Mortgagee that the Company is complying with the requirements of this Section 4(h).

         5.  Maintenance and Impairment of Security. The Company shall keep or
             --------------------------------------
cause to be kept the Property in good condition and order and in a tenantable state of repair and will make or cause to be made, as and when necessary, all repairs, renewals, and replacements, structural and nonstructural, exterior and interior, foreseen and unforeseen, ordinary and extraordinary. Mortgagor and the Company shall not, except in the ordinary course of business, and except for the Project (as defined in the Processing Agreement) remove, demolish or materially alter the Property or any buildings or Improvements constituting a part thereof, without Mortgagee's prior written consent, which consent shall not be unreasonably withheld or delayed, nor commit or suffer waste with respect thereto, nor permit the Property to become abandoned. Mortgagor and the Company shall permit

Mortgagee and its agents at any reasonable time, and from time to time, after Mortgagee's having given telephonic or written notice to the Company of its intent to do so, to enter upon and visit the Property for the purpose of inspecting and appraising the same; provided, however, Mortgagee shall not unreasonably interfere with the Company's use of the Property and Mortgagee shall be liable for any damage to the Property or injury to any person caused by Mortgagee or its agents. The Company covenants and agrees not to take or permit any action with respect to the Property which will in any manner impair the security of this Mortgage.

         6. Condemnation. If all or any part of the Mortgaged Property shall be
            ------------
damaged or taken through condemnation (which term when used in this Mortgage shall include any damage or taking by any governmental agency and any transfer by private sale in lieu thereof), either temporarily or permanently, the proceeds of any award or claim for damages, direct or indirect, in connection therewith, are hereby assigned and shall be paid to Mortgagee, and Mortgagee, at its option shall apply such proceeds (i) to restoration of the Mortgaged Property, or (ii) to the reduction of the Obligations.

         Notwithstanding the foregoing, if no Event of Default exists hereunder, the Company will be permitted to apply the net condemnation proceeds to the repair or rebuilding of the Mortgaged Property in accordance with the provisions of Section 4 hereof.

         7. Limitation on Transfers or Encumbrances.
            ---------------------------------------

             (a) Neither Mortgagor nor the Company shall not transfer, pledge, lease or otherwise encumber the Mortgaged Property nor permit the creation of any lien, claim or restriction upon the Mortgaged Property, without Mortgagee's prior, written consent.

             (b) Notwithstanding the foregoing, solely in the event the Company obtains Qualified Financing from any independent lender, lenders, financial institution or institutions at any time or from time to time, Mortgagee agrees to, and does hereby, subordinate the priority of its lien in the Mortgaged Property (but not the right of payment) to the extent set forth below and to the extent necessary to permit the Company to obtain such additional Qualified Financing. As used in this Section 7, "Qualified Financing" means debt financing, or with respect to the Mortgaged Property that is or will be used exclusively in the MBI General Operations (as defined in the Reimbursement Agreement) and not in the Processing and Fractionation Operation, purchase money, lease, sale/leaseback or lease/leaseback financing, provided by a party not directly or indirectly affiliated with New York Blood Center, Inc. or the Company (a "Qualified Financing Lender") to be used by the Company in the Processing and Fractionation Operation or in the MBI General Operations, and not for any other use or purpose, in an amount up to Ten Million Dollars ($10,000,000) plus (i) an amount equal to the amount (if any) by which Five Million Dollars ($5,000,000) exceeds the aggregate principal amount then outstanding or available under the PNC Loan Documents and (ii) an unlimited amount from and after the date of payment or prepayment in full of all amounts outstanding or available under the PNC Loan Documents, including principal, interest, penalties and all other charges, in accordance with the terms and conditions of the PNC Loan Documents (either such amount being referred to herein as the "Excess Amount"); provided, however, that in no event shall the amount of the Qualified Financing to which any portion of Mortgagee's lien priority in the Mortgaged Property may be subordinated exceed Fifteen Million Dollars ($15,000,000) so long as Mortgagee has or may have any liability under the Guaranty. Notwithstanding the foregoing, (i) the provisions of this Section 7(b) shall not apply to the Fractionation Business Collateral,
(ii) at all times the Collateral (as that term is defined in the Reimbursement Agreement) together with the Mortgaged Property in which Mortgagee shall have a first lien priority must have a fair market value (as of the date of the Reimbursement Agreement and as of the effective date of any subordination under this Section 7) of not less than Five Million Dollars ($5,000,000) ("Minimum Collateral Value"), and (iii) with respect to the Mortgaged Property, Mortgagee shall retain a first mortgage lien securing an amount equal to a portion of the Minimum Collateral Value, to be mutually determined by the parties ("Minimum First Mortgage Amount"), and an additional mortgage lien in the maximum amount of Ten Million Dollars ($10,000,000) less the Minimum First Mortgage Amount, that is second in lien priority only to a mortgage in favor of the Qualified Financing Lender. As used in this Section 7, "Fractionation Business Collateral" means all Collateral, including, without limitation, the Licenses and Permits, Fractionation Contracts, Equipment and Inventory, (as these terms are defined in the Reimbursement Agreement) used solely or to be used solely in the Processing and Fractionation Operation such that Mortgagee shall always retain a first lien priority on all property or rights of Mortgagor and the Company necessary or appropriate in effectuating a Miles' Takeover under the Processing Agreement (as defined therein); provided, however, that with respect to the Mortgaged Property, (i) if the Company is able and desires in its sole and absolute discretion to separate, the Company may separate, as a condominium or otherwise, the premises on which the Processing and Fractionation Operation is conducted from the real estate on which the Company conducts all other operations, (ii) Mortgagee shall at all times retain a first mortgage lien on that portion of the Mortgaged Property which separated out and devoted to the Processing and Fractionation Operation, and (iii) Mortgagee shall release the lien of this Mortgage from the remainder of the Mortgaged Property. In order for this subordination to become effective, (a) Mortgagor and the Company must not be in default under this Mortgage, and the Company must not be in default under the Processing Agreement, the Reimbursement Agreement, the Lease or the Sublease,
(b) the Company must have obtained the Qualified Financing and (c) the Company and Mortgagee must agree in writing to (i) the specific property and fair market value of such property constituting the Fractionation Business Collateral, and
(ii) the Minimum First Mortgage Amount. The Company agrees to bear the cost and expense of any appraisal or other independent services deemed necessary or appropriate by Mortgagee to make such determinations. Notwithstanding any of the foregoing, in the event any of Mortgagee's liens are subordinated to liens in favor of any Qualified Financing Lender, nothing contained in this Section 7 or elsewhere shall preclude, prevent, impair or impede Mortgagee's rights and remedies to receive any payments from the Company or to enforce the Company's obligations under this Mortgage or any obligations under the Processing Agreement, the Reimbursement Agreement, the Lease or the Sublease. Mortgagee agrees to execute and deliver any additional document or documents reasonably requested by any Qualified Financing Lender upon such terms and conditions as are consistent with this Section 7 and otherwise reasonably satisfactory to Mortgagee.

     8. Compliance With Environmental Requirements.
        ------------------------------------------

          (a) Except as specifically set forth in the materials listed on Exhibit "E" to the Reimbursement Agreement, the Company hereby represents and warrants to the Mortgagee that there are no hazardous materials presently located on the Mortgaged Property which, under federal, state, or local law, statute, ordinance or regulation; or court or administrative order or decree; or private agreement (collectively, "Environmental Requirements"), require special handling in collection, storage, treatment, or disposal and that the Company and Mortgagor will not place and the Company will not permit to be placed any such materials on the Mortgaged Property in violation of any applicable Environmental Requirement.

          (b) The Company hereby covenants and agrees that, if at any time it is determined that there are materials located on the Property which, under any Environmental Requirement require special handling in collection, storage, treatment, or disposal, the Company shall, within thirty (30) days after written notice thereof, take or cause to be taken, at its sole expense, such actions as may be necessary to comply with all Environmental Requirements.

          (c) Mortgagor and the Company agree that Mortgagee and its authorized representatives may, after providing to the Company notice and the opportunity to provide additional information, enter and inspect and assess the Property and conduct tests (including soil test borings or other invasive tests) at reasonable times as Mortgagee reasonably deems necessary to determine Mortgagor's and the Company's compliance with the above conditions; provided, however, that Mortgagee shall schedule the same so as not to unreasonably interfere with the Company's operations on the Property. The cost of performing such inspections and assessments shall be paid by the Company upon demand by Mortgagee and any such cost shall constitute an Obligation secured by this Mortgage.

          (d) The Company shall defend, indemnify and hold Mortgagee harmless from and against any and all past, present and future liability, loss, damage, costs and expenses suffered, incurred or threatened as a result of any Event of Default hereunder or as a result of notice, complaint, claim, demand, suit, order, judgment, or any legal requirement, including without limitation of the generality of the foregoing, court costs, attorneys' and consultants' fees, environmental cleanup costs, natural resources damages, fines, penalties and damages to persons, personal property, real property and business enterprises, arising out of or relating to the environmental condition of the Property, the existence of any environmental hazard on the Property or any release or threat of release of any hazardous substance of any kind in, on, under or from the Property at any time, except to the extent caused by the gross negligence or willful misconduct of Mortgagee.

Notwithstanding anything to the contrary in this Mortgage, the provisions of this indemnity shall survive the payment and satisfaction or termination of this Mortgage.

     9.  Recordation.
         -----------

           (a) Mortgagor forthwith upon the execution and delivery of this Mortgage shall cause this Mortgage to be recorded in such manner and in such place as may be required by law in order to publish notice of and fully to protect the lien hereof upon and the interest of Mortgagee in the Mortgaged Property. Mortgagor and the Company forthwith upon the execution and delivery of this Mortgage and thereafter from time to time, shall cause any security instrument creating the lien or evidencing the lien hereof upon Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the interest of Mortgagee in, the Mortgaged Property.

           (b) The Company shall pay all filing, registration and recording fees and taxes, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any security instrument with respect to the Improvements and Equipment and any instrument of further assurance and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of and all instruments or documents executed in connection therewith or any security instrument with respect to the Improvements and Equipment or any instrument of further assurance.

     10. Further Assurances and Covenants. The Company, at its cost, and without
         --------------------------------
expense to Mortgagee shall:

           (a) within fifteen (15) days after receipt of a request therefor from Mortgagee, deliver to Mortgagee a written statement, duly acknowledged, setting forth the outstanding amount due under the PNC Loan, and offsets or defenses, if any, which the Company has under the PNC Loan Documents;

           (b) execute such further documents and provide such further assurances as may be reasonably desirable by Mortgagee for the purposes of further evidencing, carrying out and/or confirming this Mortgage and for all other purposes intended by this Mortgage;

           (c) with respect to any mortgage(s) held by a Qualified Financing Lender (the "Additional Mortgages"):

               (i) fully, completely and strictly comply with the material terms, conditions, covenants and agreements contained in the Additional Mortgages or contained in any other document or agreement secured by or in any way relating thereto;

               (ii) promptly pay on a current basis, without extra interest, late charge or penalty, each and every installment or other payment which the Company is obligated to make under any note or debt instrument secured by the Additional Mortgages;

               (iii) not commit any act, nor refrain from doing any required act, nor suffer any act or omission to occur, which would or could, whether immediately or by passage of time, result in a default occurring under the Additional Mortgages or under any other document or agreement secured or in any way relating thereto, and, if the same shall occur, the Company shall immediately act to fully and completely cure and remedy same;

               (iv) not request or accept any future advance or loans from a holder of any of the Additional Mortgages if the same is, or could arguably be construed as being, secured by such Additional Mortgage, unless the amount thereof is within the limitations set forth in Section 7 hereof;

               (v) unless copies are provided to Mortgagee by a Qualified Financing Lender, immediately provide Mortgagee written notice of any notices received by the Company (whether such notices be given orally or in writing, but if the same shall be in writing, such notice from the Company to Mortgagee shall include a copy thereof) from the holder of any Additional Mortgage in which such holder (a) alleges that the Company is in default under such Additional Mortgage, or (b) alleges that circumstances exist that, with the passage of time, will result in a default under such Additional Mortgage, or (c) notifies the Company of rights and/or remedies which holder alleges that it intends to invoke or is invoking under such Additional Mortgage or under any other documents or agreements secured by or in any way relating thereto;

               (vi) agree that Mortgagee shall have the right, if it so elects, (but shall have no obligation) to make payments on the Company's behalf to any holder of an Additional Mortgage and/or to perform any and all other obligations of the Company under such Additional Mortgage, and, if Mortgagee does so, the amount of any such payment and/or the cost to Mortgagee of performing any such other obligation shall become a part of the Obligations, provided no such payment made or cost incurred by shall be considered a waiver or release of any remedy Mortgagee may have against the Company; and

               (vii) At Mortgagee's option, the entire principal sum secured by this Mortgage and all interest thereon shall become due and payable upon the occurrence of a default under any Additional Mortgage continuing uncured after the expiration of any applicable cure period.

     11. Events of Default. The occurrence of any one or more of the following
         -----------------
events shall constitute an "Event of Default" hereunder:

           (a) an Event of Default under the Processing Agreement has occurred and is continuing;

           (b) any representation or warranty of the Company contained in this Mortgage shall be materially false;

           (c) a failure by the Company to duly perform and observe any provision in this Mortgage and the same shall remain uncured thirty (30) days after receipt by the Company of notice thereof; provided, however, if such matter cannot reasonably be cured within thirty (30) days, the Company shall not be in default hereunder so long as the Company has commenced the cure within such thirty (30) day period and is diligently pursuing the same to completion; or

           (d) the expiration of thirty (30) days from the passage of any law deducting from the value of the Mortgaged Property for the purpose of taxation, any lien thereon or changing in any way the taxation of mortgages or debts secured thereby so as to impose a tax on this Mortgage or the Reimbursement Agreement, unless such tax can be and is timely paid by the Company.

     12. Remedies. In the event of an Event of Default, Mortgagee may, to the
         --------
extent permitted by law, at its option, without demand, notice or delay, do one or more of the following:

           (a) exercise any right or remedy provided in the Reimbursement Agreement, the Processing Agreement, the Lease or the Sublease. In the event that the Sublease terminates as the result of a Miles Takeover under the Processing Agreement, the Company, Mortgagor and Mortgagee specifically agree that, as part of the rights granted to Mortgagee under this Mortgage, Mortgagee has the rights with respect to a Miles Takeover set forth in the Lease, the Reimbursement Agreement and the Processing Agreement; and

           (b) institute and maintain an action of mortgage foreclosure against the Mortgaged Property and the interest of Mortgagor and the Company therein; and take such other action at law or in equity as the law may allow, and in each such action Mortgagee shall be entitled to all costs of suit and reasonable attorneys' fees. Mortgagee, in any such foreclosure action, shall be entitled to appointment of a receiver; and

     (c) without releasing the Company from any obligation and without waiving any Event of Default: (i) collect any or all of the Rents, including any Rents past due and unpaid, (ii) perform any obligation or exercise any right or remedy of Mortgagor or the Company under any Lease, or (iii) enforce any obligation of any tenant of any of the Property. Mortgagee shall not be obligated to do any of the foregoing, even if Mortgagee may have theretofore performed obligations or exercised remedies of Mortgagor or the Company or enforced obligations of tenants. Mortgagee may exercise any right under this subsection whether or not Mortgagee shall have entered into possession of any of the Property, and nothing herein contained shall be construed as constituting Mortgagee a "Mortgagee in possession", unless Mortgagee shall have entered into and shall continue to be in actual possession of the Property. Mortgagor and the Company hereby authorize and direct each and every present and future tenant of any of the Property to pay all Rents directly to Mortgagee and to perform all other obligations of that tenant for the direct benefit of Mortgagee, as if Mortgagee were the landlord under the Lease with that tenant, immediately upon receipt of a demand by Mortgagee to make such payment or perform such obligations. No tenant shall have any responsibility to ascertain whether such demand is permitted hereunder or whether an Event of Default shall have occurred; Mortgagor and the Company hereby waive any right, claim or demand each may now or hereafter have against any such tenant by reason of such payment of Rents or performance of obligations to Mortgagee; and any such payment or performance to Mortgagee shall discharge the obligations of the tenant to make such payment or performance to Mortgagor and the Company. The Company shall indemnify Mortgagee and hold Mortgagee harmless from and against any and all, claims, liability, damage, cost and expense (including reasonable attorneys' fees) which may be asserted against or incurred by Mortgagee by reason of any alleged failure by Mortgagor or the Company of its obligations to perform any provision of any Lease prior to Mortgagee's foreclosure. After deduction of all costs and expenses incurred in the operation and management of the Property and in the collection of the Rents (including attorneys' fees, administration expenses, management fees and brokers' commissions), Mortgagee may apply the Rents received by Mortgagee to the payment of any or all of the following, in such order and amounts as Mortgagee, in its sole discretion, may elect, whether or not the same be then due: liens on any of the Property, Impositions, claims, insurance premiums, other carrying charges, invoices of persons who have supplied goods or services to or for the benefit of any of the Property, costs and expenses of maintenance, repair, restoration, alteration or improvement of any of the Property. Mortgagee may, in its sole discretion, determine the method by which, and extent to which, the Rents will be collected and obligations of tenants enforced; and Mortgagee may waive or fail to perform or enforce any provision of any Lease. Mortgagee shall not be accountable for any Rents or other sums it does not actually receive. Each of Mortgagor and the Company hereby appoints Mortgagee as its attorney-in-fact effective upon an Event of Default to perform all acts which Mortgagor and the Company are required or permitted to perform under any and all Leases. Notwithstanding the foregoing provisions pertaining to Rents and Leases or any other such provision contained in this Mortgage, it is understood and agreed that the Company will, during the term of this Mortgage, occupy and operate the Property directly and will not enter into any Lease (except for the Lease, the Sublease, and the IDA Lease) or other agreement giving any right to the Property or any interest therein to any third party whatsoever, without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld; and

        (d) Mortgagee may, without releasing the Company from any obligation under the Reimbursement Agreement and without waiving any Event of Default, enter upon and take possession of the Property or any portion thereof, with or without legal action and by force if necessary, or have a receiver appointed without proof of depreciation or inadequacy of the value of the Property or other security or proof of the insolvency of the Company. Mortgagee or said receiver may manage and operate the Property; make, cancel, enforce or modify the Leases or any of them; obtain and evict tenants; establish or change the amount of any Rents; and perform any acts and advance any sums which Mortgagee deems proper to protect the security of this Mortgage, all such sums to be payable on demand, together with interest thereon, from the date of such demand, and such sums and interest to be secured by this Mortgage; and

        (e) Mortgagee may take possession of the Equipment and the Other Property, or any portion thereof, and may use and deal with the same to the same extent as Mortgagor or the Company is entitled to do so and may sell the same pursuant to law and exercise such other rights and remedies with respect to the same as may be provided by law, and file such continuation statements which it deems desirable.

     All remedies contained in this Mortgage are cumulative and Mortgagee also has all other remedies provided by law or in equity. No delay or failure by Mortgagee to exercise any right or remedy under this Mortgage will be construed to be a waiver of that right or remedy or a waiver of any Event of Default. Mortgagee may exercise any one or more of its rights and remedies without regard to the adequacy of its security.

     If any action or proceeding be commenced (except an action to foreclose this Mortgage or to collect the debt secured hereby), to which action or proceeding Mortgagee is made a party, or in which it becomes necessary to defend or uphold the lien of this Mortgage, all reasonable sums paid by Mortgagee for the expense of any litigation to prosecute or defend the rights and lien created by this Mortgage (including reasonable attorneys' fees), shall be paid by the Company, together with interest thereon at the rate set forth in the PNC Loan Documents and any such sum and the interest thereon shall be a lien on the Mortgaged Property, prior to any right, or title to, interest in or claim upon the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage. In any action or proceeding to foreclose this Mortgage, or to recover or collect the debt secured thereby, the provisions of law respecting the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

     13. Mortgagee's Right to Protect Security. Mortgagee is hereby authorized
         -------------------------------------
to do any one or more of the following irrespective of whether an Event of Default has occurred: (a) appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee hereunder; (b) after having given twenty (20) days' notice to the Company, except in case of emergency, in which case no notice shall be required, take such action as Mortgagee may determine to pay, perform or comply with any Impositions or Legal Requirements, to cure any Events of Default and to protect its security in the Mortgaged Property, advance sums on behalf of the Company to pay, perform or comply with any Imposition, Legal Requirement, prohibited lien, claims, costs and expenses in connection with the Mortgaged Property, including payment for utilities, fuel or any other necessary maintenance expenses, fees, insurance and repairs; and for the purpose of exercising any such powers Mortgagee is hereby appointed attorney-in-fact for Mortgagor and is authorized to pay or advance sums to meet necessary expenses and costs of repair, employ counsel and pay reasonable attorneys' fees. All sums paid by or otherwise owing to Mortgagee under this Mortgage shall be paid by the Company to Mortgagee on demand, and until paid such sums shall be added to the principal secured hereby, shall be included as part of the amounts due pursuant to the Reimbursement Agreement and shall bear interest from the date of demand at the rate set forth in the PNC Loan Documents.

     14. Security Agreement Under Uniform Commercial Code. This Mortgage is a
         ------------------------------------------------
Security Agreement and a Fixture Filing as defined in the Uniform Commercial Code of the State of New York. Notwithstanding any filing of a financing statement covering any of the Mortgaged Property in the records normally pertaining to personal property, at Mortgagee's option all of the Mortgaged Property, for all purposes and in all proceedings, legal or equitable, shall be regarded (to the extent permitted by law), as part of the Realty, whether or not any such item is physically attached to the Realty or Improvements. The mention in any such financing statement of any of the Mortgaged Property shall not be construed as in any way altering any of the rights of Mortgagee or adversely affecting the priority of the Glen granted hereby, but such mention in the financing statement is hereby declared to be for the protection of Mortgagee in the event any court shall at any time hold that notice of Mortgagee's priority of interest, to be effective against any third party, must be filed in the Uniform Commercial Code records. Information relating to the security interest created hereby may be obtained by application to Mortgagee (secured party) at the address set forth on page 1 hereof. The mailing addresses of the Mortgagor and the Company are set forth on page 1 hereof.

     15. Waivers by Mortgagor and the Company. Mortgagor and the Company, to the
         ------------------------------------
extent permitted by law, hereby waive all errors and imperfections in any proceedings instituted by Mortgagee and all benefit of any present or future statute of limitations or moratorium law or any other present or future law, regulation or judicial decision which (a) exempts any of the Mortgaged Property or any other property, real or personal, or any part of the proceeds arising from any sale thereof from attachment, levy or sale under execution,

(b) provides for any stay of execution, marshalling of assets, exemption from civil process, redemption, extension of time for payment or valuation or appraisement of any of the Mortgaged Property, or (c) conflicts with any provision of the Reimbursement Agreement.

                    16. Notices. All notices, requests, consents and demands
                        -------
under and with respect to this Mortgage shall be in writing, and shall be served by registered or certified mail, return receipt requested; by hand delivery; by overnight mail; or by a nationally recognized overnight delivery service, addressed to the respective parties at the following addresses (or to such other addresses as either party shall provide to the other by written notice):

If to Mortgagee:    Miles Inc.
                    One Mellon Center
                    53rd Floor, 500 Grant Street
                    Pittsburgh, Pennsylvania 15219-2507
                    Attention:  Mr. Jon R. Wyne, Senior Vice President &
                                Treasurer and Mr. Roger W. Heins, Director -
                                Treasury Services
                    Telephone:  (412) 394-5522
                    Telecopier: (412) 394-5578

with a copy to:     Pharmaceutical Division
                    Miles Inc.
                    400 Morgan Lane
                    West Haven, Connecticut 06516
                    Attention:  Law Department
                    Telephone:  (203) 939-2401
                    Telecopier: (203) 937-2795

If to the Company:  Melville Biologics, Inc.
                    155 Duryea Road
                    Melville, New York 11747
                    Attention:  Mr. Thomas R. Ostermueller, President & CEO
                    Telephone:  (516) 752-7339
                    Telecopier: (516) 752-8754

If to Mortgagor:    Suffolk County Industrial Development Agency
                    220 Rabro Drive
                    Post Office Box 6100
                    Hauppauge, New York 11788-0099
                    Attention: Administrative Director
                    Telephone: (516) 853-4800
                    Telecopy:  (516) 853-4888

All such notices shall be deemed given three (3) business days after deposit with the U.S. Postal Service if given by certified or registered mail; upon actual delivery if hand delivered; and one (1) business day after deposit after deposit with U.S. Postal Service for overnight mail or nationally recognized overnight delivery service.

          17. Status of Parties. It is understood and agreed that the
              -----------------
relationship of the parties is that of Mortgagor and Mortgagee and that nothing herein or in the Reimbursement Agreement or the Guaranty shall be construed to constitute a partnership, joint venture or cotenancy among Mortgagor, the Company and Mortgagee.

          18. Severability. In the event any one or more of the provisions
              ------------
contained in this Mortgage or in the Reimbursement Agreement shall, for any reason, be held to be inapplicable, invalid, illegal, or unenforceable in any respect, such inapplicability, invalidity, illegality or unenforceability shall not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such inapplicable, invalid, illegal or unenforceable provision had never been contained herein or therein.

          19. Successors. All of the grants, covenants, terms, provisions and
              ----------
conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the respective successors and assigns of, Mortgagor, Mortgagee and the Company.

          20. Acceleration. In order to accelerate the maturity of the
              ------------
indebtedness hereby secured because of the failure of the Company to pay any tax, assessment, liability, obligation, encumbrance or other Imposition upon the Mortgaged Property as herein provided, it shall not be necessary nor requisite that Mortgagee shall first pay the same.

          21. Foreclosure Sale. In case any sale under this Mortgage occurs by
              ----------------
virtue of judicial proceedings, the Mortgaged Property may be sold in one parcel and as an entity, or in such parcels, manner or order as Mortgagee in its sole discretion may elect.

          22. Lien Law. This Mortgage is subject to the trust provisions of
              --------
Section 13 of the Lien Law of the State of New York.

          23. Miscellaneous. (a) The section headings in this Mortgage are used
              -------------
only for convenience in finding the subject matters and are not part of this Mortgage or to be used in determining the intent of the parties or otherwise interpreting this Mortgage; (b) as used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including but not limited to", (ii) "provisions" shall mean "provisions, terms, covenants and/or conditions", (iii) "lien" shall mean "lien, charge, encumbrance, security interest, mortgage and/or deed of trust", (iv) "obligation" shall mean "obligation, duty, covenant and/or condition", (v) "any of the Mortgaged Property " shall mean "the Mortgaged Property or any part thereof or interest therein", (vi) "tenant" shall mean "tenant and/or subtenant and/or occupant and/or user of any of the Property", and (vii) "any of the Property" shall mean "the Property or any part thereof or interest therein"; (c) any act which Mortgagee is permitted to perform under the Reimbursement Agreement or this Mortgage may be performed at any time and from time to time by Mortgagee or any person or entity designated by Mortgagee; (d) each appointment of Mortgagee as attorney-in-fact for Mortgagor or the Company hereunder is irrevocable and coupled with an interest; (e) this Mortgage may be modified, amended, discharged or waived only by an agreement in writing signed by Mortgagor, Mortgagee and the Company; (f) the covenants of this Mortgage shall run with the land and bind Mortgagor and the Company, and the successors and assigns of Mortgagor and the Company, and all present and subsequent encumbrances, tenants and subtenants of any of the Mortgaged Property, and shall inure to the benefit of Mortgagee, its successors and assigns; and (g) this Mortgage shall be governed and construed in accordance with the laws of the State of New York.

          24. The Property is not improved or to be improved by one or more structures containing in the aggregate not more than six residential dwelling units, each dwelling unit having its own separate cooking facilities.

          25. Notwithstanding anything to the contrary in this Mortgage, with respect to Mortgagor, it is agreed that Mortgagor, its officers, members, employees, agents and directors shall have no personal liability hereunder, nor in their capacity as officers, members, employees, agents and directors. Mortgagor has executed this Mortgage to subject its interest in the Mortgaged Property to the lien of this Mortgage; however, Mortgagee shall have no recourse against Mortgagor other than its interest in the Mortgaged Property. No provision, covenant or agreement contained in this Mortgage or any obligations herein imposed upon Mortgagor or the breach thereof, shall constitute or give rise to or impose upon Mortgagor a pecuniary liability or a charge upon its general credit. In making the agreements, provisions and covenants set forth in this Mortgage, Mortgagor has not obligated itself except with respect to the Mortgaged Property. All covenants, stipulations, promises, agreements and obligations of Mortgagor contained herein shall be deemed to be covenants, stipulations, promises, agreements and obligations of Mortgagor and not of any member, director, officer, employee or agent of Mortgagor in his or her individual capacity, and no recourse shall be had for the payment of the principal of any debt or interest thereon or for any claim based thereon or hereunder against any member, director, officer, employee or agent of Mortgagor or any natural person executing this Mortgage. No covenant herein contained shall be deemed to constitute a debt of the State of New York nor the County of Suffolk and neither the State of New York nor the County of Suffolk shall be liable on any covenant contained herein, nor shall the Obligations secured by this Mortgage be payable out of any funds of Mortgagor.

          26. The Company directs Mortgagor to execute and deliver this Mortgage to Mortgagee.

          IN WITNESS WHEREOF, intending to be legally bound hereby, Mortgagor and the Company have caused this Mortgage to be duly executed on the day and year first above written.

                              MORTGAGOR:

                              SUFFOLK COUNTY INDUSTRIAL
                              DEVELOPMENT AGENCY


                              By:  /s/ Bruce E. Ferguson
                                   -------------------------------
                              Title:  Administrative Director
                                     -----------------------------


                              THE COMPANY:

                              MELVILLE BIOLOGICS, INC.


                              By:  /s/ Thomas R. Ostermueller
                                   -------------------------------
                              Title:  PRESIDENT & CEO
                                     -----------------------------

                                ACKNOWLEDGMENT

STATE OF NEW YORK        )
                         ) SS:
COUNTY OF NEW YORK       )

     On this, the 28 day of February, 1995, before me, a Notary Public, personally appeared Thomas R. Ostermueller, to me known, who, being by me personally sworn, did depose and say that he resides at 35 Fallowfield Road, Fairfield, Connecticut 06430, that he is the President and Chief Executive Officer of Melville Biologics, Inc. a Delaware corporation, the corporation described in and which executed the foregoing instrument by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year first above written.

                              /s/ Margaret A. Williams
                              -----------------------------
                              Notary Public


                              My Commission expires:

                                MARGARET A. WILLIAMS
                         Notary Public, State of New York
                                  No. 02WI5012233
                             Qualified in Monroe County
                         Certificate Filed in Monroe County
                          Commission Expires June 15, 1995

                                ACKNOWLEDGMENT

STATE OF NEW YORK        )
                         ) SS:
COUNTY OF NEW YORK       )

     On this, the 27 day of February, 1995, before me, a Notary Public, personally appeared Bruce E. Ferguson, to me known, who, being by me personally sworn, did depose and say that s(he) resides at Ziemack Lane, Jamesport, NY, that s(he) is the Admin. Director of Suffolk County Industrial Development Agency, a public benefit corporation, organized and existing under the laws of the State of New York, the corporation described in and which executed the foregoing instrument by authority of the Board of Directors of said corporation, and that (s)he signed (his)(her) name thereto by like authority.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year first above written.


                              /s/ Anthony J. Catapano
                              -----------------------------
                              Notary Public
                              My Commission expires:

                                ANTHONY J. CATAPANO
                         Notary Public, State of New York
                                    No. 4853562
                             Qualified in Suffolk County
                          Commission Expires Feb. 17, 1996

                                   EXHIBIT A


          ALL that certain plot, piece or parcel of land, situate, lying and being at Melville, in the Town of Huntington, County of Suffolk and State of New York, bounded and described as follows:

          BEGINNING at a point on the new Northerly side of Duryea Road, distant
783.40 feet, Easterly as measured along said Northerly side of Duryea Road, from the Southeasterly end of a connecting line, having a length of 52.23 feet, connecting the said Northerly side of Duryea Road and the Easterly side of New York State Route 110; said point of beginning also being where the Southeast corner of the land now or formerly of Duryea intersects the said Northerly side of Duryea Road;

          RUNNING THENCE North 4 degrees 54 minutes 38 seconds East, 1047.70 feet, to the land now or formerly of Abramoske;

          THENCE along said last mentioned land the following two courses and distances:

          1.   South 85 degrees 14 minutes 32 seconds East, 132.22 feet;
          2. South 84 degrees 32 minutes 47 seconds East, 321.30 feet, to land now or formerly of Brand;

          THENCE along said last mentioned land, the following two courses and distances:

          1.   South 5 degrees 38 minutes 21 seconds West, 280.65 feet;
          2. South 4 degrees 54 minutes 38 seconds West, 772.18 feet, to the new Northerly side of Duryea Road;

          THENCE along said Duryea Road, North 84 degrees 05 minutes 47 seconds West, 450.00 feet, to the point or place of BEGINNING.

                                   AMENDMENT
                                      TO
                                   MORTGAGE,
                     SECURITY AGREEMENT AND FIXTURE FILING


                                      from


            SUFFOLK COUNTY INDUSTRIAL DEVELOPMENT AGENCY, Mortgagor


                                      and

 V.I. TECHNOLOGIES. INC. (formerly known as Melville Biologics, Inc.), Company to


          BAYER CORPORATION (formerly known as Miles, Inc.), Mortgagee



                         DATED AS OF December 22, 1997



                      After recording, please return to:



                      Eckert Seamans Cherin & Mellott LLC
                          600 Grant Street - 42nd Fl.
                      Pittsburgh, Pennsylvania 15219-2788


                          ATTN: William Kelleher, Esq.

                                 AMENDMENT TO
                MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING
                -----------------------------------------------


     THIS AMENDMENT TO MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of December 22, 1997 (the "Amendment") is made among SUFFOLK COUNTY INDUSTRIAL DEVELOPMENT AGENCY, a public benefit corporation organized and existing under the laws of the State of New York, having an office at 220 Rabro Drive, Post Office Box 6100, Hauppauge, New York 11788-0099 ("Mortgagor"), V.I. TECHNOLOGIES, INC. (formerly known as Melville Biologics. Inc.), a Delaware corporation (the "Company"); having an address at 155 Duryea Road, Melville, New York 11747, and BAYER CORPORATION (formerly known as Miles, Inc.), an Indiana corporation, having an address at 400 Morgan Lane, West Haven, Connecticut 06516 (the "Mortgagee"). References herein to this Amendment shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                                  Background
                                  ----------


     WHEREAS, Mortgagor granted to Mortgagee that certain Mortgage, Security Agreement and Fixture Filing dated as of February 15, 1995 and recorded in Book 18919 Page 642 of the records of Suffolk County, New York on March 3, 1995 (the "1995 Mortgage"; terms used below and not defined herein are used as defined in the 1995 Mortgage) covering the Property;

     WHEREAS, the 1995 Mortgage secured reimbursement and other obligations of the Company under the Reimbursement Agreement, relative to the Guaranty by Mortgagee of the PNC Loan, and other obligations of the Company, to the Mortgagee;

     WHEREAS, pursuant to a Credit Agreement dated as of the date hereof between the Company and The Chase Manhattan Bank ("Chase") (as the same may be amended, modified, supplemented or extended from time to time, the "Credit Agreement"), Chase has agreed to make a loan in the amount of $10,750,000 (the "Loan") to the Company;

     WHEREAS, the Loan will be made in part to pay off the PNC Loan, whereby, among other things, the Guaranty and said reimbursement obligations will be terminated, and in conjunction therewith the Reimbursement Agreement is being amended and restated;

     WHEREAS, Mortgagee, the Company, and Chase have entered into that certain Intercreditor Agreement dated as of the date hereof (as the same may be amended, modified or supplemented at any time, the "Intercreditor Agreement");

     WHEREAS, Mortgagee, Ampersand Specialty Materials and Chemicals II Limited Partnership, Ampersand Specialty Materials and Chemicals III Limited Partnership, Laboratory Partners I Limited Partnership, Ampersand Specialty Materials and Chemicals III Companion Fund Limited Partnership and Laboratory Partners Companion Fund Limited Partnership

(collectively, "Ampersand") entered into, with the Company, that certain Intercreditor Agreement dated as of June 21, 1996 (the "Bayer/Ampersand Intercreditor Agreement") in order to define each of Bayer's and Ampersand's respective rights and obligations to receive and share any amounts received pursuant to the Bayer Security Documents (as such term is defined in the Bayer/Ampersand Intercreditor Agreement) and the Ampersand Security Documents (as such term is defined in the Bayer/Ampersand Intercreditor Agreement); and

     WHEREAS, the Bayer/Ampersand Intercreditor Agreement is being terminated pursuant to this Amendment to, the Ampersand Termination, Discharge and Release from Ampersand to the Company (the "Ampersand Termination"), and the VITEX Intercreditor Termination, Discharge and Release from the Company to each of Ampersand and Mortgagee (the "VITEX Intercreditor Termination"), each of which is dated as of the date hereof;

     NOW THEREFORE, in consideration of the premises and for the sum of Ten Dollars ($10.00), the receipt and sufficiency of which is hereby acknowledged, Mortgagor and Mortgagee hereby agree as follows:

     1.   References in the 1995 Mortgage are amended or deleted as follows:

          a. references to Melville Biologics, Inc. are changed to V.I. Technologies, Inc.;

          b. references to Miles, Inc. or Miles are changed to Bayer Corporation and Bayer, respectively;

          c. references to the "Reimbursement Agreement" are replaced with references to the Security Agreement between the Company and Mortgagee dated the date hereof, and said reimbursement obligations are terminated, discharged and released and no longer secured by the 1995 Mortgage, as amended hereby;

          d. references to PNC, the PNC Loan, the PNC Loan Documents, and similar words, are deleted;

          e.   references to the Guaranty are deleted;

          f. Sections 7(b) and 10(c) are deleted in their respective entireties; and

          g. references to "this Mortgage" or similar references shall be deemed amended to refer to the 1995 Mortgage as amended by this Amendment.

     2. The Borrower Mortgage, as defined in the Credit Agreement, is permitted and excluded from the limitations of Section 7(a) of the 1995 Mortgage, as amended hereby. Pursuant and subject to the Intercreditor Agreement, any failure by the Mortgagor or the Company to comply with the covenants and other provisions of the 1995 Mortgage shall not permit the Mortgagee to exercise any rights or remedies under any document to which the Mortgagee is a party with the Mortgagor or the Company.

     3. Section 16 in the 1995 Mortgage is amended by deleting the phrase "If to Mortgagee:" and the address that appears to the right of such phrase and substituting instead the following:

          If to Mortgagee:    Bayer Corporation
                              100 Bayer Road - Building 4
                              Pittsburgh, PA 15205-9741
                              Attention:  Mr. Jon R. Wyne, Senior
                                          Vice President and Treasurer
                                          and

                              Mr. Roger W. Heins, Director - Treasury Services

                              Telephone:  (412) 777-5717
                              Telecopier: (412) 778-4412

     4. So long as in effect, in the event of any conflict between the Intercreditor Agreement and the 1995 Mortgage, the Intercreditor Agreement shall control over any contrary provision in the 1995 Mortgage, as amended hereby.

     5. So long as the Intercreditor Agreement is in effect, the covenants and other provisions of the Borrower Mortgage shall be incorporated by reference into and supercede any contrary or other provisions of the 1995 Mortgage, as amended hereby, so the Mortgagor and the Company, as applicable, need comply only with such covenants and other provisions of the Borrower Mortgage and not with the covenants or other provisions of the 1995 Mortgage, as amended hereby.

     6. Other than as so amended or affected, the 1995 Mortgage shall remain in full force and effect.

     7. The Mortgagee, for itself and its successors and assigns, hereby terminates all right, title and interest in and to the Bayer/Ampersand Intercreditor Agreement, and hereby discharges and releases each of Ampersand and the Company from any and all liabilities, obligations, claims and causes of action relating to, arising out of, in connection with, or in respect of the Bayer/Ampersand Intercreditor Agreement; provided, however, that such termination shall not become effective
          --------  -------
          until each of the Company and Ampersand shall have executed and delivered the VITEX Intercreditor Terrnination and the Ampersand Termination, respectively.

     8. The Company and the Mortgagee hereby acknowledge that, pursuant to that certain Escrow Agreement among them and First American Title Insurance Company of New York, dated February 7, 1995, that certain Mortgage dated as of February 7, 1995 made by the Company in favor of Mortgagee never became effective, was never recorded and was superseded in its entirety by the 1995 Mortgage.

     This Amendment has been duly executed by Mortgagor, the Company and Mortgagee on the date first above written.

                                    V.I. TECHNOLOGIES, INC.



                                    By: /s/ Joanne Leonard
                                        ---------------------------------
                                    Name:  Joanne Leonard
                                    Title: Vice President, CFO


                                    SUFFOLK COUNTY INDUSTRIAL
                                    DEVELOPMENT AGENCY



                                    By: /s/ Bruce E. Ferguson
                                        ---------------------------------
                                    Name:  Bruce E. Ferguson
                                    Title: Administrative Director


                                    BAYER CORPORATION



                                    By: /s/ Jack Ryan
                                        --------------------------
                                    Name:  Jack Ryan
                                    Title: Vice Pres.

                                 ACKNOWLEDGMENT


STATE OF NEW YORK        )
                         ) ss:
COUNTY OF NEW YORK       )

     On the 22nd day of December 1997, before me, a Notary Public, personally appeared Joanne Leonard, to me known, who, being by me personally sworn, did depost and say that (s)he resides at Melville, New York, that (s)he is the Vice President, CFO of V.I. Technologies, Inc., a Delaware corporation, the corporation described in and which executed the foregoing instrument by authority of the Board of Directors of said corporation, and that (s)he signed his(her) name thereto by like authority.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year first above written.


                                              /s/ Cynthia Parker
                                    ---------------------------------------
                                                 Notary Public

                                    [STAMP OF CYNTHIA PARKER APPEARS HERE]

                                    My Commission expires:  January 31, 1998

                                 ACKNOWLEDGMENT


STATE OF NEW YORK        )
                         ) ss:
COUNTY OF NASSAU         )

     On the 22nd day of December 1997, before me, a Notary Public, personally appeared Bruce E. Ferguson, to me known, who, being by me personally sworn, did depost and say that (s)he resides at Riverhead, New York, that (s)he is the Administrative Director of Suffolk County Industrial Development Agency, a public benefit corporation, organized and existing under the laws of the State of New York, the corporation described in and which executed the foregoing instrument by authority of the Board of Directors of said corporation, and that
(s)he signed his(her) name thereto by like authority.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year first above written.


                                             /s/ Anthony J. Catapano
                                    ----------------------------------------
                                                  Notary Public

                                    My Commission expires:  February 17, 1998

                                    [STAMP OF ANTHONY J. CATAPANO APPEARS HERE]

                                 ACKNOWLEDGMENT


STATE OF CALIFORNIA      )
                         ) ss:
COUNTY OF ALAMEDA        )


     On the l9th day of December, 1997, before me, a Notary Public, personally appeared Jack Ryan, to me known, who, being by me personally sworn, did depose and say that he resides at 78 McNear Drive, San Rafael, California 94901, that he is the Vice President -Commercial Development of Bayer Corporation, an Indiana corporation, the corporation described in and which executed the foregoing instrument for the purposes therein contained, and that he, being authorized to do so, signed his name thereto on behalf of said corporation.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year first above written.



                                              /s/ B.C. Andersen
                                    -----------------------------------------
                                                Notary Public

                                    [STAMP OF B.C. ANDERSON APPEARS HERE]

                                    My Commission expires:  April 11, 1998